UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2011

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 19-20, 2011, Brian Bird, vice president, chief financial officer and treasurer, and Daniel Rausch, director – investor relations, of NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”), will be presenting certain information concerning the Company in a slide presentation to certain investors and analysts in Austin, Dallas, San Antonio and Houston, Texas. On September 21, 2011, Robert Rowe, the Company’s president and chief executive officer, and Messrs. Bird and Rausch will be presenting the same information to certain investors and analysts in New York. During the presentations, the Company will be reaffirming its 2011 earnings guidance of $2.25 to $2.40 per share.

A copy of the slide presentation is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in the slide presentation shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the slide presentation shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Slide presentation dated September 19-21, 2011

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: September 19, 2011

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Slide presentation dated September 19-21, 2011

* filed herewith